PURCHASE AND SALE AGREEMENT



     THIS AGREEMENT is made and entered into this 14th day of September, 1998, among PREMIER HOME HEALTH CARE SERVICES, INC., a New York corporation
("Purchaser"), NATIONAL CARE RESOURCES-NEW YORK, INC., a Colorado corporation ("NCR"), J.J. CARE RESOURCES, INC., a New York corporation ("Seller"), and MEDIX RESOURCES, INC., a Colorado corporation ("Medix").

                                    RECITALS

      Seller is the sole owner of two businesses licensed by New York State as home health care providers which conduct business under the names STAT Healthcare Services ("STAT") and Ellis Home Care Services ("Ellis"), collectively herein referred to as the "Business". Purchaser desires to purchase selected Assets (as defined below) of the Business as described herein. Seller will retain and be responsible for all its liabilities and obligations as of such closing. Seller is a wholly-owned subsidiary of NCR, which in turn is a wholly-owned subsidiary of Medix. Medix, NCR and Seller desire to enter into these transactions with Purchaser.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and in reliance upon the representations and warranties contained herein, the parties agree as follows:

1.  DEFINITIONS

The following terms used in this Agreement shall, unless the context requires otherwise, have the meanings designated below:

1.1  ASSETS means the following:

      (a) goodwill and all slogans or trade names, including the names "STAT", "Ellis" and the other names listed in the Seller's Disclosure Schedule, and all customer lists relating to the customers of the Business;

      (b) Seller's policy and procedure manuals with respect to the Business;

      (c) all of Seller's contracts and other arrangements with its customers in respect of the Business set forth in Schedule 1.1(c) hereto annexed;

      (d) patient lists, patient records, patient files and other patient related materials and property with respect to the patients of STAT and Ellis as of the Closing Date set forth in Schedule 1.1(d) STAT and 1.1(d) Ellis hereto ("Patients");

      (e) employee lists, employee files, other business files, papers, books, records, sales and advertising materials and records, sales and purchase correspondence, correspondence with government agencies and any correspondence with respect to threats of litigation with respect to the Business.

1.2   CLOSING DATE has the meaning given to it in Section 11.1
      ------------

1.3 CODE means the Internal Revenue Code of 1986, as amended.

1.4 DISCLOSURE SCHEDULE means the schedules and associated documents which were or are to be delivered (a) by Seller, NCR and Medix initialed by them, and which will be updated at Closing. ("Seller's Disclosure Schedule"), and (b) by Purchaser to be initialed and updated at Closing ("Purchaser's Disclosure Schedule").

1.5 PURCHASER means Premier Home Health Care Services, Inc., a New York corporation.

1.6 TAX OR TAXES means any federal, state, local or foreign income, gross receipt, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition, whether disputed or not.

1.7 TAX RETURN means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment, and including any amendment thereof.

1.8 UNIFORM COMMERCIAL CODE means the Uniform Commercial Code applicable in the State of New York.

1.9 UNPROFITABLE, for the purposes of this Agreement, means that the cost of services that STAT or Ellis pays to health care aides or other providers of services to patients (including payroll taxes and other fringe costs) exceeds the billing rate for such services.

1.10 PARTY means Purchaser as one party, and Medix, NCR and Seller, together as one party, except where one or more of them is necessarily referred to separately by the clear context of a provision hereof.

1.11 TRANSACTION means the purchase and sale of the Assets and the related matters and events contemplated by this Agreement.

1.12  Other terms are as defined herein.

2.    ACQUISITION OF THE ASSETS

2.1 PURCHASE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing, Purchaser shall purchase from Seller, and Seller shall sell to Purchaser, the Assets, free and clear of all encumbrances, liens, security interests or other claims.

2.2   PURCHASE  PRICE FOR  SPECIFIC  ASSETS;  ALLOCATION  OF PURCHASE  PRICE;
      ADJUSTMENT

      (a) The aggregate purchase price for the Assets (the "Purchase Price") is $1,650,000 allocated $1,254,000 for STAT and $396,000 for Ellis (subject to Section 2.2(b) hereof), payable as follows: $1,000,000 in immediately-available funds at the Closing and the issuance of two promissory notes payable to the Seller in the principal amounts of $325,000 each, the first of which ("Promissory Note A") shall be fully negotiable immediately upon delivery to Seller, bearing interest at the rate of 4% per annum until paid in full and maturing nine months from the Closing Date, and the second ("Promissory Note B") shall be non-negotiable, bearing interest at the rate of 4% per annum on the principal balance as adjusted or offset subject to adjustment and offset as provided in Subdivision (b)(iii) of this Section and in Section 10.2 hereof, and maturing fifteen months after the Closing Date. (Promissory Note A and Promissory Note B are herein the "Notes").

      (b) The Purchase Price agreed to above assumes that the annualized billings for the Business is $6,500,000 at the billing rates in force on the Closing Date. The principal amount of Promissory Note B shall be subject to adjustment up or down no later than ninety days after the Closing Date by the issuance of a replacement Promissory Note B in the adjusted principal amount. Annualized billings shall be determined by taking the average weekly billings during the Test Period (as defined below) and multiplying that average by 52. Any post-Closing adjustment shall be applied solely as an offset to the principal amount of Promissory Note B. The Purchase Price shall be adjusted as follows:

      (i)   The base annualized  billings for STAT and Ellis, for the purpose of
            calculating  the  adjustment,   if  any,  shall  be  $5,000,000  and
            $1,500,000, respectively;

     (ii) There shall be no adjustment in the Purchase Price if during the four full calendar weeks commencing September 19, 1998 (the "Test Period"), the annualized billings of Purchaser for services to Patients transferred to Purchaser by the Seller are not in excess of $60,000 below or above the base annualized billings;

    (iii) For any reduction in annualized billings of Purchaser for services during the Test Period to patients transferred from STAT and Ellis in excess of $60,000, in the aggregate, on an annualized basis, the Purchase Price shall be adjusted downward by 26% of the portion of the short-fall attributable to former STAT patients and by 23% of the portion of the short-fall attributable to former Ellis patients, up to a maximum of $325,000 and offset against the principal amount of Promissory Note B and shall be reflected in the replacement Promissory Note B provided for above; and

    (iv) For any increase in annualized billings of Purchaser for services during the Test Period to patients transferred from STAT and Ellis in excess of $60,000, in the aggregate, on an annualized basis, the Purchase Price shall be adjusted upward in the same manner as the downward adjustment provided for in subdivision (iii) above is calculated.

      (c) Any transfer or assignment to Purchaser by Seller of any contract which requires the consent or approval of any third party shall be made subject to such consent or approval being obtained. Medix, NCR and Seller will obtain the consent of the other parties to any such contract for the assignment thereof to Purchaser. If such consent is not obtained, or if an attempted assignment thereof would be ineffective so that Purchaser would not in fact receive all such rights, Medix, NCR and Seller shall take all reasonable action (including, without limitation, the appointment of Purchaser as attorney-in-fact for Seller) and do or cause to be done all such things as shall in the reasonable judgment of Purchaser be necessary or proper to assure that Purchaser obtains the benefits under any such contracts.

      (d) Anything to the contrary herein notwithstanding, there shall be excluded from the annualized billings of Purchaser during the Test Period any billings for services rendered by Purchaser to any entity that did no either (i) consent in writing to the assignment to Purchaser of the entity's contract with Seller, or
            (ii) executed a new contract from such entity with Purchaser with the provision by Purchaser of care to the former patients of Seller, STAT and Ellis.

      (e)   The Purchase  Price shall be allocated to the Assets as set forth in
            Section 2.2(a) hereof. The parties agree that they will not take a position on any income tax return or before any governmental agency or in any judicial proceeding that is inconsistent in any way with this allocation.

2.3   LIABILITIES RETAINED BY SELLER, NCR AND MEDIX.
      Except as otherwise expressly stated herein, Purchaser shall not assume or be bound by or become obligated to pay any liabilities or obligations of Seller, NCR, Medix or the Business, including without limitation the following, to the extent based upon acts or events through the Closing Date or to the extent attributable to a period prior to and through the Closing Date (the "Retained Liabilities"):

      (a)  liabilities for personal injuries, or property damage;

      (b) liabilities for any and all claims by any employee or former employee of Seller, NCR, Medix, STAT or Ellis, including but not limited to compensation, vacation pay, sick pay, bonus or any payments due or accrued or contingently owed, which are itemized by Seller in Schedule 2.3b annexed hereto, all of which shall be paid by Seller pursuant to Section 3.22(i) hereof or as provided hereinbelow; and with respect to vacation pay, liabilities for any such pay that accrues through December 31, 1998 pursuant to Seller's pre-Closing policies, which shall be estimated for each affected employee in Schedule 2.3(b)-2 annexed hereto, and which Seller will pay to the eligible employees as their rights to such payments mature pursuant to such policies of Seller, with such payments being sent by Seller to Purchaser for delivery to the former employee.

      (c)   liabilities   for   claims   alleging    violation   of   applicable
            environmental laws;

      (d) liabilities for any claim for reimbursement or recoupment of funds previously paid to Seller, NCR, Medix, STAT or Ellis, by any payor, including without limitation, Medicare, Medicaid, insurance companies, HMO's or other parties;

      (e)   any  liability or  obligation  arising out of a breach or default by
            Seller,   NCR,   Medix  or  the  Business   under  any  contract  or
            governmental permit or license;

      (f) any claims, liabilities and obligations of any kind arising out of the operation of the business of Seller, NCR, Medix or the Business or any affiliate, parent or principal of any of them, or resulting from the ownership or use of the Assets;

      (g) any taxes imposed by any federal, state, county local or foreign taxing authority, including but not limited to income, franchise, gross receipts or value added taxes, or any interest, additions to tax or penalties thereon, accrued for, applicable to or arising from any period prior to and through the Closing; or

      (h) legal, accounting or other professional fees of Seller, NCR, Medix or the Business.

2.4 COLLECTION OF RECEIVABLES. The accounts receivable of the Business for services provided through the Closing Date are not included in the Assets and ownership thereof shall be retained by Seller. Said accounts receivable shall be collected by Seller, but Seller shall do nothing in the course of collecting the receivables that will interfere with the transfer to Purchaser of the patients of STAT and Ellis or that will disturb the relationship between Purchaser and the payors of said accounts receivable. If Seller receives a payment that, in whole or in part, is for services rendered on or after the Closing date, Seller will immediately remit such sum to Purchaser. If Purchaser receives a payment that, in whole or in part, is for services rendered by Seller before the Closing Date, Purchaser will immediately remit such sum to Seller. Seller shall be entitled to institute litigation against a payor only if a receivable has not been paid within nine months after the Closing Date, and with the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

3.    REPRESENTATIONS AND WARRANTIES OF SELLER, NCR, MEDIX, STAT
      AND ELLIS

Seller, NCR and Medix, jointly and severally represent and warrant to Purchaser that the statements contained in this Section are true, correct and complete as of the date of this Agreement, and as of the Closing Date, as follows:

3.1 ORGANIZATION AND QUALIFICATION. Each of Seller, NCR and Medix is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, NCR is duly qualified and authorized to do business a sa foreign corporation and is in good standing in New york, and Seller is a New York corporation in good standing in New York. Each of Seller, NCR and Medix has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the Certificate of Incorporation and the Bylaws of each of Seller, NCR and Medix, as amended to date, which have been delivered to Purchaser, are complete and correct, and none of Seller, NCR or Medix is in default under or in violation of any provision of its Certificate of Incorporation or Bylaws.

3.2 AUTHORIZATION. This Agreement has been approved by all necessary corporate action on behalf of Seller, NCR and Medix, has been duly and validly executed by Seller, NCR and Medix, and the agreements, representations and warranties contained herein constitute valid and binding obligations, representations and warranties of each of Seller, NCR and Medix, enforceable against each in accordance with their terms.

3.3   BULK  SALE  LAW.  Seller  is not  required  to  comply  with the bulk sale
      provisions  of  the  Uniform   Commercial  Code  in  connection  with  the
      transactions contemplated hereby.

3.4 NO CONFLICTING AGREEMENTS. The execution and delivery of this Agreement, and the non-competition agreements by Seller, NCR, Medix, STAT and Ellis, do not, and consummation by them of the transactions contemplated hereby will not: (i) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to Seller, NCR, Medix, the Business, or any of them, or the Assets,
      (ii) conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Seller, NCR, or Medix, or any of them, or of any agreement or instrument to which Seller, NCR, Medix, or the Business is a party, or (iii) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon the Assets.

3.5 MEDICARE/MEDICAID. Neither Seller nor the Business provides no services that are billed by Seller to Medicare or to the Medicaid program and Seller does not receive and for the three (3) years prior to the Closing has not received any compensation from Medicare on the Medicaid program.

3.6 COMPLIANCE WITH APPLICABLE LAW. The Business has at all times been conducted by Medix only through Seller, and Seller has at all times been in full compliance with each legal requirement that is or was applicable to the Business or to the conduct of its operations or the ownership or use of any of its assets. No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any legal requirement, or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

3.7   CONSENTS AND  APPROVALS.  The  execution  and delivery by Seller,  NCR and
      Medix of this Agreement, and the performance by each of Seller, NCR and Medix of its obligations hereunder, does not require Seller, NCR or Medix to obtain any consent, approval, agreement, or action of, or make any filing with or give any notice to, any corporation, person, entity, or firm or any public, governmental or judicial authority, including, without limitation, any landlord, except such as have been duly obtained or made.

3.8 LITIGATION. There is no suit, claim, action or proceeding now pending or to the best knowledge of Seller, after due inquiry and diligence, threatened, before any court, administrative or regulatory body, or any governmental agency which may result in any judgment, order, decree, liability or other determination which will, or could prevent or have an adverse effect upon the consummation of the transactions contemplated hereby, and no employee of Seller, NCR, Medix, STAT or Ellis has asserted a claim of unlawful discrimination, firing, or unlawful action of any kind, except as set forth in Schedule 3.8. Neither Seller, NCR or Medix is subject to any judgment, order or decree which has, or reasonably could be expected to have, an adverse effect upon the Assets or the transaction. At or prior to the Closing, Seller shall deliver to Purchaser a duplicate original or a certified copy of an instrument unconditionally terminating any litigation against Seller or the Business or affecting the Assets or the Transaction except for litigation specified in the Seller's Disclosure Schedule with reference to this Section 3.8.

3.9 OTHER CONTRACTS. Except as disclosed in Seller's Disclosure Schedule, neither Seller, NCR or Medix or any officer, agent or representative of any of them, has entered into any contract, agreement or commitment for the sale of the Assets or any of the Assets, directly or indirectly, and any such contract, agreement or commitment set forth in the Seller's Disclosure Schedule will be terminated fully and unconditionally by binding written instrument with a duplicate original or a certified copy of such instrument delivered to Purchaser prior to the Closing.



3.10 SCHEDULES.

      (a) Seller's Disclosure Schedule includes a separate schedule containing an accurate and complete list and description of each of the following categories:

      (i) All patents, patent applications, patent licenses, trademarks, trademark registrations, and applications therefor, service marks, service names, trade names, copyrights and copyright registrations, and applications therefor, wholly or partially owned or held by Seller in respect of the Business or used in the operation of the Business.

    (ii) All fire, theft, casualty, liability and other Medix insurance policies insuring Seller, NCR, Medix, STAT or Ellis in respect of the Business, specifying with respect to each such policy the name of the insurer, the risk Medix is insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid. Such policies are with reputable insurers licensed by New York State, provide adequate coverage for all normal risks incident to Seller's assets, properties and business operations and are in character and amount at least equivalent to that carried by persons engaged in a business subject to the same or similar perils or hazards.

   (iii) All contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how, formulae or trade secrets to which Seller, NCR or Medix is a party or by which it is bound.

    (iv) All procedure and policy manuals of STAT and Ellis;

     (v) All Governmental Approvals which have been issued to Seller, NCR, Medix, STAT or Ellis in respect of the Business during the three year period prior to the Closing (collectively, the "Seller licenses"), and all reports by government or private regulatory or administrative agencies to or concerning the Business or the Seller;

    (vi) All institutional customers with which Seller has done business in connection with the Business since January 1, 1997, setting forth the commencement date of such business relationship (stating "prior to 1997" if applicable) and the end of such relationship that has terminated prior to the date hereof.

   (vii) All current employees of Sellers, NCR, and Medix, with respect to the Business, describing each as full-time (regularly 20 hours or more per week) or part-time (regularly less than 20 hours per week), describing the duties of each, as well as a list of all temporary or part-time employees placed as supplemental staff in the course of the Business from January 1, 1997 to date, together with salary, wage rate, and other compensation of each employee.

  (viii) All of the contracts, agreements, leases, licenses and commitments listed on Seller's Disclosure Schedule are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as otherwise specified in the Disclosure Schedule, the enforceability thereof will not be affected by the sale of Assets contemplated hereby, so that, after the Closing, Purchaser will continue to be entitled to the full benefits thereof.

    (ix) Except as disclosed in Seller's Disclosure Schedule, there is not under any such contract, agreement, license or commitment any existing default, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights, and none of such contracts, agreements, leases, licenses or commitments is, either when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to the Business, or its properties, assets, earnings or prospects, or likely, either before or after the Closing, to result in any material loss or liability. None of said contracts, agreements, licenses or commitments for the provision of services by the Business, is Unprofitable. None of Seller's, NCR's or Medix's existing or completed contracts in respect of the Business is subject to renegotiating with any governmental body or other contracting entity.

      (x) True and complete copies of all contracts, agreements, leases, licenses and other documents listed on Seller's Disclosure Schedule (together with any and all amendments thereto) have been delivered to Purchaser and initialed by Seller's President or Secretary and identified with a reference to this Section of this Agreement.

3.11 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller, NCR and Medix directly with representatives of Purchaser, without the intervention of any person on behalf of Seller or Medix in such manner as to give rise to any valid claim by any person against any party hereto for a finder's fee, brokerage commission, or similar payment.

3.12 NO KNOWN ADVERSE EFFECTS. As of the date hereof and as of the Closing Date, except for general economic conditions and public information concerning health care regulatory and funding matters and the health care industry generally, there are no facts known to Seller, NCR or Medix or to their officers, directors or employees after due inquiry which have not been set forth in writing in this Agreement or disclosed in the other documents, certificates, or written statements furnished to Purchaser by or on behalf of Seller or Medix in connection with this Agreement or the Transaction or referred to specifically herein, and which materially and adversely affect or may in the future materially and adversely affect, the Assets in the hands of Purchaser or which would or may in the future materially and adversely affect the Purchaser's ability to operate the Business.

3.13 TAXES. Seller, NCR and Medix jointly and severally agree to pay all sales and transfer taxes arising out of the transfer of the Assets and shall be responsible for all personal property taxes for the business of Seller through the date of the Closing. Purchaser shall not be responsible for any business, occupation, withholding or similar Tax, or any Taxes of any kind related to the Assets or the Business for any period prior to the Closing, all of which Seller, NCR and Medix agree to pay from the Purchase Price at the Closing if then due. At or prior to the Closing, Seller, NCR and Medix will file with the appropriate tax authorities all returns, forms and schedules for withholding tax and all other taxes (federal, state and local that are due or ascertainable up to and including the Closing Date, including wiltholding and all payroll taxes and mandatory payroll related charges for all payroll periods ended on or before the Closing Date. Seller shall deliver to Purchaser at the Closing copies thereof, together with proof of payment of all such taxes and interest and penalties, if any. At the Closing, Seller shall deliver to Purchaser a list of all taxes of any kind coming due after the closing, the due date on each such tax and a reasonable estimate of the amount thereof which shall not exceed in the aggregate $4,500.00. Seller, NCR and Medix agree to file any such return form and schedule within ten (10) days after the Closing, or by the time they are due to be filed without penalty, and to pay the tax with interest and penalty, if any, and promptly after filing and payment, to deliver to Purchaser copies of such filed documents and proof of payment. If any such document or payment is challenged by a taxing authority, Seller, NCR and Medix shall promptly deliver to Purchaser copies of any related notice or other communication, and any response thereto.

3.14 INTELLECTUAL PROPERTY. Seller's use of the name "STAT", "Ellis" and every other trade name, service name or logo currently used by Seller in the conduct of the Business does not conflict with the rights of any third party. Seller has filed all such instruments and documents as are required for it duly to do business in the State of New York under the names "STAT" or "Ellis". Copies of same are annexed hereto as
      Exhibit 3.14.

3.15 JCAHO ACCREDITATION. STAT and Ellis are validly accredited by JCAHO. Copies of such accreditations are annexed hereto as Exhibit 3.15.

3.16 NO CHANGE IN RELATIONS WITH CUSTOMERS. Except as otherwise specified in Seller's Disclosure Schedule, none of Seller, NCR, Medix, or the Business or any of their officers or directors, has knowledge that any customers of the Business intend to cease doing business with the Business, or materially to alter the amount of the business that they are presently doing with Seller, whether as a result of the transactions contemplated hereby or otherwise.

3.17 COMPLIANCE WITH ENVIRONMENTAL LAWS. None of Seller, NCR,Medix, STAT or Ellis, owns any real property with respect to or in connection with the Business and each of them has been at all times prior, and presently
      is, in compliance with  all  federal  and  state   environmental statutes
      or  laws   concerning environmental  protection and the use or disposal of hazardous substances at or in respect of its leased real property. Purchaser shall not incur any environmental liability as a result of actions or omissions by Seller, NCR, Medix, STAT or Ellis, or any of their predecessors or affiliates.

3.18 FINANCIAL STATEMENTS.

      (a) The following financial statements have been delivered to Purchaser:

            (i) by Medix, copies of its audited financial statements for the fiscal years ended December __, 1996 and December 28, 1997, and its unaudited financial statements for the three months ended March 31, 1998 and June 30, 1998;

          (ii) by Seller, copies of its unaudited financial statements with respect to the Business for the fiscal years ended on or about December 31, 1996 and December 31, 1997, and for the three months ended March 31, 1998 and June 30, 1998; and

      (b) The Financial Statements are based upon the information contained in the books and records of Seller and fairly and accurately present the financial condition of the Business as of the dates thereof and results of operations for the periods referred to therein.

3.19 NO MATERIAL ADVERSE CHANGES. Since the latest sheet date set forth in the Financial Statement, and up to and including the date of this Agreement, there has been no change materially adverse in the Business, or in its assets, financial condition, gross profit, operating results, customer, employee or supplier relations, condition or prospects, except as heretofore disclosed in writing to the Purchaser. From the date of this Agreement, up to and including the Closing Date, there will be no such material adverse change. If, in Purchaser's reasonable opinion, a material adverse change occurred, or occurs hereafter, Purchaser, at its option, may terminate the transaction contemplated herein.

3.20 ABSENCE OF DEVELOPMENTS. Since Seller's acquisition of the Business of Ellis on April 17, 1996 and of STAT on July 17, 1996, Seller, NCR and Medix have conducted the Business only through Seller, STAT and Ellis, and only through employees and other staffing persons which were hired and retained by Seller, STAT or Ellis. Since the date of such acquisition and as of the date hereof and as of the Closing Date, Seller in respect of the Business has:

      (a) conducted operations of the Business only in the regular and ordinary course and in compliance with all applicable laws and regulations;

      (b) maintained reasonable kinds and amounts of business insurance coverage;

      (c)  committed no waste of assets;

      (d) not disposed or otherwise changed the nature of any Asset other than in the ordinary course of business;

      (e) not created or suffered to exist any lien, charge or encumbrance on any Asset or incurred any indebtedness for borrowed money other than in the ordinary course which is secured by one or more of the Assets;

      (f) used its best efforts to maintain and preserve its business organization intact and maintain its re- lationships with suppliers, employees, customers and others;

      (g) refrained from making any material capital expenditures or commitments for additions to the property, plant or equipment or entering into transactions which could materially alter or affect operations;

      (h) not experienced any changes in reimbursement or reimbursement policies from third-party payers as a result of changes in third party payor policies, practices, procedures or schedules;

      (i) not engaged in any unusual or novel methods of billing and collection, purchase, sale, lease, management, equipment servicing or repair, accounting or operation that vary from Seller's usual and customary past practice; and not changed any aspect of its procedure for maintaining its books of account and records.

3.21 TAX MATTERS.  As of the date hereof and the Closing Date:

      (a) Seller, NCR, and Medix each has filed all Tax Returns that it was required to file in connection with the Business. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Seller, NCR and Medix with respect to the Business (whether or not shown on any Tax Return) have been paid. None of Seller, NCR or medix is currently the beneficiary of any extension of time within which to file any such Tax Return. No claim has ever been made by an authority in a jurisdiction where Seller, NCR or Medix does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Taxes.

      (b) Each of Seller, NCR and Medix has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor or, shareholder or the Business or any third party that has dealt with the Business.

      (c) There is no dispute or claim concerning any liability for Taxes of Seller, NCR, Medix, or the Business, in connection with the Business
           (i) claimed or raised by any authority in writing or orally with any directors or officers of Seller, NCR, or Medix, or (ii) as to which any such person has knowledge based upon personal contact with any agent of such authority. The Seller's Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed by Medix, NCR, Seller, or the Business, or any predecessor with respect to the Business for taxable periods ended on or after December 31, 1992, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Purchaser correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies filed, assessed against or agreed upon with respect to the Business by Medix, NCR, Seller, or their predecessors since December 31, 1992.

3.22 EMPLOYEES.

      (a) Except as disclosed in the Disclosure Schedule, no employee of Seller, NCR or Medix in respect of the Business has notified Seller, NCR or Medix that he or she will not, and none of Seller, NCR or Medix has any knowledge that any such employee will not, accept employment with Purchaser following the Closing;

      (b) Each of Seller, NCR and Medix has in respect of the Business complied in all material respects with all employment contracts and all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes;

      (c) None of Seller, NCR or Medix has any material labor relations problem pending and its labor relations are satisfactory;

      (d) There has been no union organizing activity in respect of the Business and Seller is not aware of any contemplated effort in this regard;

      (e) There are no worker's compensation, sexual harassment, discrimination or other claims pending against Seller, NCR or Medix in respect of the Business nor are Seller, NCR or Medix aware of any facts that would give rise to such claims;

      (f) Except as disclosed in the Disclosure Schedule with a reference to this Section, no employee of Seller, NCR or Medix is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Purchaser following the Closing;

      (g) Purchaser is not and shall not be under any obligation whatever to offer employment to any employee of the Business, and if Purchaser employs any such employee of the Business, which is entirely and solely within Purchaser's discretion, it shall be as a "new hire";

      (h) No employee or former employee of Seller, NCR or Medix has any claim with respect to any intellectual property rights of Seller;

      (i) No employee of the Seller or of the Business, is now, or will by the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Closing Date, except as otherwise set forth in the Seller's Disclosure Schedule and subject to provisions of
            Section 2.3(b), and at the Closing Seller shall pay all such sums to which an employee may be entitled;

      (j) Seller is not a party to any union, collective bargaining or any similar agreement;

      (k) Seller is not providing or obligated to provide any profit-sharing, deferred compensation, bonus, savings, pension, retainer, retirement, welfare or incentive plan or agreement, except as set forth in Seller's Disclosure Schedule, and at or prior to the Closing Seller shall pay any sums that are due or accrued under or in relation to any disclosed item;

      (l) Seller is not a party to any written or oral employment agreement with any of its personnel.

3.23 GIFTS.

      (a) Except as described in the Seller's Disclosure Schedule with a reference to this Section, none of Seller, NCR or Medix nor any of their officers, directors or shareholders has made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value (to any actual or potential customer, supplier, governmental employee, political party, candidate for office, governmental agency or instrumentality or any other person in a position to assist or hinder Seller, NCR, Medix, STAT or Ellis in connection with any actual or proposed business transaction.

      (b) None of Seller, NCR or Medix nor any of their officers, directors, employees or agents has directly or indirectly paid or delivered any fee, occasion, or other money or property, however characterized, to any physician or any other party that is in any manner remuneration for the referral of patients to or that is in any manner remuneration for purchasing any item of service from Seller, NCR or Medix, nor received any payment or anything of value that is in any manner remuneration for referring patients to any healthcare provider or for purchasing any item or service.

3.24 SELLER'S LICENSES. STAT and Ellis are duly licensed by New York State as home care services agencies under Article 36 of the New York State Public Health Law (such Licenses being hereinafter as "Licenses". Copies of all such Licenses are annexed as Schedule 3.24. Each of Seller's Licenses is valid and in full force and effect as of the date hereof and as of the Closing Date, and except as expressly set forth in the Disclosure Schedule, no License of Seller is subject to any limitation, restriction, probation or other qualification. Each of Seller, NCR and Medix has operated within the scope of the provisions of all Seller's Licenses. There is not pending, or threatened, any investigation or proceeding which could result in the termination, revocation, limitation, suspension, restriction or impairment of any of Seller's Licenses or the imposition of any fine, penalty or other sanctions for violation of any requirements of any of Seller's Licenses or any applicable law, regulation or governmental policy. Seller now has and has had at all relevant times all governmental Approvals as are necessary in respect of the Business in order to enable Seller to own and conduct the Business and to occupy and lease its real property, each such currently effective item being listed in the Disclosure Schedule.

3.25 MATERIAL MISSTATEMENTS OR OMISSIONS. Neither this Agreement nor any other document, certificate or statement furnished to Purchaser by or on behalf of Seller, NCR or Medix in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein or therein not misleading in light of the context in which they were made.

3.26 NO LIENS OR JUDGMENTS. Except as disclosed in Seller's Disclosure Schedule, there are no outstanding judgments or liens of any kind that affect any of the Assets or the Business, and any disclosed judgments and liens so disclosed will be released, modified or subordinated by instruments reasonably satisfactory to Purchaser's counsel delivered by Seller at the Closing.




4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller, NCR and Medix that the statements contained in this Section are true, correct and complete as of the date of this Agreement and, except as otherwise expressly provided in this Agreement, shall be true, correct and complete on the Closing Date as though made on the Closing Date as follows:

4.1 ORGANIZATION AND QUALIFICATION OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the full corporate power and authority to own and operate its properties and to carry on its business. The nature of the business conducted by Purchaser and the properties owned, leased or operated by Purchaser do not require Purchaser to qualify as a foreign corporation in any jurisdiction.

4.2 AUTHORIZATION. This Agreement has been approved by all necessary corporate action on behalf of Purchaser, has been duly and validly executed by Purchaser, and the agreements, representations, and warranties contained herein constitute valid and binding obligations, representations, and warranties of Purchaser, enforceable in accordance with its terms.

4.3.  NO  CONFLICTING  AGREEMENTS.  Except  as set  forth  in the  Purchaser's
      ---------------------------
      Disclosure Schedule with a reference to this Section, the execution and delivery of this Agreement by Purchaser does not, and consummation by Purchaser of the transactions contemplated hereby will not: (i) violate any existing terms or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to Purchaser, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Purchaser or of any agreement or instrument to which Purchaser is a party, or (iii) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon Purchaser or any of its assets.

4.4 COMPLIANCE WITH APPLICABLE LAW. None of Purchaser or any of its officers, directors or employees knows of any facts which would result in, nor has any of them received any notice or information of, any violation, probable violation or default by Purchaser under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over Purchaser's operations which could materially adversely affect the business, operations, financial condition, properties or assets of Purchaser or its ability to consummate the Transaction.

4.5 LITIGATION. Except as disclosed in Purchaser's Disclosure Schedule, there are no actions, proceedings or investigations pending, or to the knowledge of Purchaser, threatened, against Purchaser or any of its officers or directors, before any court or administrative agency or administrative officer.

4.6 MATERIAL MISSTATEMENTS OR OMISSIONS. Neither this Agreement nor any other documents, certificate or statement furnished to Seller or Medix by or on behalf of Purchaser in connection with this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein and therein not misleading in light of the context in which they were made.

4.7 CONSENTS AND APPROVALS. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, do not require Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, (ii) those consents and approvals described in the Purchaser's Disclosure Schedule with a reference to this Section, and (iii) those which the failure to obtain would not have a material adverse effect on the Transaction.

4.8 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by representatives of Purchaser directly with Seller and Medix, without the intervention of any person on behalf of Purchaser in such manner as to give rise to any valid claim by any person retained by Purchaser against Seller or Medix for a finder's fee, brokerage commission or similar payment.

5.    PRE-CLOSING COVENANTS OF SELLER, NCR AND MEDIX

Each of Seller, NCR and Medix hereby covenants and agrees that, between the date hereof and the Closing, it will comply with the provisions of this Section, except to the extent Purchaser may otherwise consent in writing.

5.1 INSPECTION OF PROPERTIES AND BOOKS.

      (a) Seller, NCR and Medix shall, at reasonable times acceptable to both parties, assist any individual or individuals designated by Purchaser with reasonable prior notice to visit or inspect any property of Seller, NCR or Medix with respect to the Business, including books of accounts and records with respect to the Business, to make extracts or copies of such books and records and to discuss the affairs, finances and accounts of Seller with its officers, and shall use its best efforts to obtain access for Purchaser to accountants' work papers. Purchaser agrees to treat all such material (the "Evaluation Material") confidentially, and shall not disclose any Evaluation Material or any information contained therein to any party, except as otherwise set forth herein; provided however, that Purchaser is authorized to disclose the Evaluation Material to its investment bankers, financial advisors and legal counsel. Purchaser shall instruct its investment bankers, financial advisors, legal counsel, officers, directors, employees, agents or representatives of the confidential nature of the Evaluation Material and shall be responsible for insuring that the Evaluation Material is kept confidential by such persons.

      (b) In the event the Closing is not consummated, all Evaluation Material shall be returned to Seller within ten days of a request thereof, with the understanding that Purchaser shall retain no copies of the Evaluation Material and shall not disclose to any other party the Evaluation Material or information contained therein, with the exception of (i) disclosure by Purchaser, (ii) information included in the Evaluation Material which is first disclosed by a third party not bound by a confidentiality agreement with Seller, or (iii) information required to be disclosed in any registration statement or periodic report under the disclosure requirements of applicable federal and state securities laws, it being agreed that prior to making any disclosure pursuant to this clause (iii), Purchaser shall first provide Seller with reasonable (under the circumstances) advance notice of the disclosure, and if Seller does not consent to the disclosure, Purchaser may make the disclosure only after providing Seller with an opinion of counsel explaining the basis for the disclosure and the legal requirements therefor.

5.2 OTHER CONTRACTS. None of Seller, NCR or Medix shall enter into or become subject to any agreement, transaction, or commitment which would restrict or impair the obligation or ability of Seller, NCR and Medix to comply with all of the terms of this Agreement.

5.3 ONGOING OPERATIONS. Seller shall carry on its business diligently and substantially in the same manner as heretofore conducted. The Business shall be conducted only in the ordinary course and none of Seller, NCR nor Medix shall take any action except in the ordinary course of the Business, on an arm-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Seller's past custom and industry Practice. Seller shall not enter into any transaction or accept any patient at payment rates that will be Unprofitable, nor reduce its payment rates without the prior written consent of the Purchaser.

5.4 INDEBTEDNESS. Seller will not create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness related or connect with, or secured by, the Assets or the Business, except in the ordinary course of its business, and in no event greater than an aggregate of $5,000 without the written consent of Purchaser.

5.5 RECORDS, MONTHLY FINANCIAL STATEMENTS. Seller shall Maintain its books, accounts and records in the usual, regular and ordinary manner, and shall, upon Purchaser's request, promptly provide Purchaser with monthly financial statements for such month prepared on a basis consistent with the Financial Statements.

5.6 NOTICE OF BREACH. Promptly after becoming aware of the occurrence or threatened occurrence of any event which would cause or constitute a breach of any warranty, representation, covenant or agreement of Seller, NCR or Medix contained herein, Seller shall give notice in writing of such event or threatened event to Purchaser and use all reasonable efforts to prevent or promptly remedy such breach or threatened breach.

5.7 EMPLOYMENT MATTERS. With respect to the Business, none of Seller, NCR or Medix shall, directly or indirectly, without the written consent of Purchaser, or as otherwise agreed to herein, (i) (enter into or modify any employment severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination paid to any officers or directors or executive employees who are not shareholders or
      (ii) except in the ordinary course of business, take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof for any of its employees who are not officers, directors or executive employees. With respect to the Business, Seller, NCR and Medix shall not adopt or award any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for, the benefit or welfare of any employees of Seller of the Business.

5.8 INSURANCE. Prior to Closing, none of Seller, NCR or Medix shall cancel or terminate its current Insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled terminated or lapsed policies for substantially similar premiums are in full force and effect. Seller shall obtain and maintain in force, at its expense, for a period of three years after the closing, professional liability insurance covering claims based on Seller's operation of the Business up to and including the Closing Date.

5.9 PRESERVATION OF BUSINESS. Each of Seller, NCR and Medix shall with respect to the Business (i) use its best efforts in good faith to preserve intact the business organization and goodwill, keep available the services of Seller's officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with Seller, (ii) upon request, confer on a regular basis with representatives of Purchaser to report operational matters and the general status of ongoing operations, (iii) not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by Seller or Medix in the Agreement untrue at the Closing, (iv) notify Purchaser of any emergency or other change in the normal course of Seller's business or in the operation of Seller's properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated), and (v) promptly notify Purchaser in writing if Seller, NCR or Medix or its representatives shall discover that any representation or warranty made by Seller, NCR or Medix in this Agreement was when made, or has subsequently become up to including the Closing Date untrue in any respect.

5.10 BEST EFFORTS. Each of Seller, NCR and Medix agrees to use its best efforts in good faith to satisfy the various conditions to Closing and to consummate the transactions provided for herein as expeditiously as possible. Neither Seller nor Medix will take or permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of its representations and warranties contained herein to be or become untrue.

5.11 ADDITIONAL DISCLOSURE. From the date of this Agreement to and including the Closing Date, Seller, NCR and Medix will advise Purchaser of each event subsequent to the date hereof which would have had to be disclosed on any schedule or exhibit to this Agreement had it occurred prior to the date hereof. Seller and Medix will provide a certificate to the Purchaser at Closing regarding no change to, and a reaffirmation of, their representations and warranties contained herein.

5.12 EXCLUSIVITY. From the date of this Agreement, and unless and until this Agreement is terminated by mutual written agreement of the parties, Seller, NCR and Medix agree that they will not, either directly or indirectly, or through any officer, director, agent or otherwise, (i) solicit, initiate or accept any other inquiries, proposals or offers from any other potential or prospective purchaser or merger partner, or any entity or person, relating to a sale or transfer of any of the Assets or the securities of any of them, or (ii) without the express written consent of Purchaser, participate in any discussions or negotiations with respect to any sale, transfer or other disposition of any of the Assets or the securities of any of them. Any violation by Seller, NCR or Medix of this Section shall constitute a material breach of this Agreement for which Seller, NCR and Medix shall be jointly and severally liable to Purchaser for liquidated damages of $100,000, which sum Seller, NCR and Medix agree is reasonable in the circumstances.

6.    PRE-CLOSING COVENANTS OF PURCHASER

Purchaser hereby covenants and agrees that, between the date hereof and the Closing, it will comply with the provisions of this Section, except to the extent Seller may otherwise consent in writing.

6.1 OTHER CONTRACTS. Except in the ordinary course of business, Purchaser shall not enter into or become subject to any agreement, transaction or commitment which would restrict or impair the obligation or ability of Purchaser to comply with all of the terms of this Agreement.

6.2 FULFILL OBLIGATIONS. Purchaser shall take all action that is necessary in good faith to satisfy the conditions of closing and to consummate the transactions provided for herein. Purchaser will not take or knowingly permit to be taken any action that would be in breach of the terms or provisions of this Agreement.

6.3 ADDITIONAL DISCLOSURE. From the date of this Agreement to and including the Closing Date, Purchaser will advise Seller of each event subsequent to the date hereof which would have had to be disclosed on any schedule or exhibit to this Agreement had it occurred prior to the date hereof.




7.    POST-CLOSING COVENANTS

The parties  hereto agree as follows with  respect to the period  following  the
Closing:

7.1 FURTHER ASSURANCES. If any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party unless the requesting party is entitled to indemnification therefor under this Agreement.

7.2 NON-COMPETITION. During the three-year period beginning with the Closing, none of Seller, NCR, Medix or John Yeros will directly or indirectly, without the written permission of Purchaser:

      (a) engage in any aspect of any health or therapy related business within Westchester, Nassau, Rockland, Suffolk, Queens, Kings, Bronx, New York or Richmond Counties in the State of New York (with the exception of Cymedix Lynx Corporation which shall not engage in any kind of home care business, but which may engage in the business of developing and providing computer software for use by health care providers);

      (b) hire or otherwise retain any person who was an employee or consultant to Seller or Purchaser, or (as to the Business) Medix, at any time during the one-year immediately prior to such hiring or other retainer, and at the Closing such parties will execute and deliver Non-Competition Agreements.

7.3 ACCESS TO RECORDS. During the three-year period after the Closing, Purchaser will give to Seller reasonable access to the books and records of the Business for periods prior to the Closing, including records prepared by Health Care Partners and made routinely available to Seller.

7.4 For ninety (90) days after the Closing, Purchaser, at the request of Seller, shall at reasonable times acceptable to both Parties shall assist representatives of Seller to inspect the pertinent books of account and records of Purchaser relating to any adjustments to the amount of Promissory Note B as provided in Section 2.2(b) hereof, and to discuss Purchaser's receipts during the Test Period for services to Patients, and to make extracts or copies of such portions of said books and records as the Parties may mutually agree.

7.5   CESSATION OF SELLER'S OPERATIONS.  On the Closing Date, Seller shall:

            (a) suspend all the operations of STAT and Ellis as licensed home care service agencies;

            (b) notify the New York State Department of Health of the intention to surrender the Licenses of STAT and Ellis; deliver the Licenses to Purchaser to be surrendered to the Department of Health thirty (30) days after the Closing Date.

            (c) lay off all of its field service personnel.

8.    CONDITIONS PRECEDENT TO CLOSING

8.1 CONDITIONS PRECEDENT TO OBLIGATION OF SELLER, NCR AND MEDIX. The obligations of Seller, NCR and Medix to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived by Seller in writing in the manner provided in this Agreement:

      (a) The representations and warranties of Purchaser set forth in this Agreement shall be accurate in all material respects on and as of the Closing as though made on and as of the Closing (except where stated to be as of an earlier date);

      (b) Purchaser shall have performed all obligations and complied with all covenants required to be performed or to be complied with by Purchaser under this Agreement prior to or at the Closing Date including payment of the Purchase Price and the delivery of all documents required at the Closing;

      (c) Seller shall have received a certificate dated the Closing Date and signed by the President of Purchaser to the effect that the representations and warranties made by Purchaser in this Agreement are true and accurate in all material respects as of the Closing, which certificate shall be in the form of Exhibit 8.1(c) to this Agreement;

      (d) All action necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Purchaser; and

      (e) Purchaser shall have furnished Seller with copies of resolutions adopted or executed by Purchaser in connection with such actions, certified by the Secretary of Purchaser.

8.2   CONDITIONS  PRECEDENT  TO  OBLIGATION  OF  PURCHASER.  The  obligation  of
      Purchaser to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived by Purchaser in writing in the manner provided in this Agreement):

      (a) The representations and warranties of Seller, NCR and Medix, set forth in this Agreement, and in any Schedules or Exhibits annexed shall be accurate in all materials respects on and as of the Closing as though made on and as of the Closing (except where expressly stated to be as of an earlier date);

      (b) Seller, NCR and Medix shall each have performed all obligations and complied with all covenants required to be performed or to be complied with by it under this Agreement prior to the Closing;

      (c) Purchaser shall have received a certificate dated as of the Closing and signed by the President of Seller, NCR and Medix to the effect that the representations and warranties made by Seller, NCR and Medix in this Agree- ment are true and accurate in all material respects as of the Closing in the form attached as Exhibit 8.2(c);

      (d) All action necessary to authorize the execution, delivery and performance of this Agreement by Seller, NCR and Medix and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Seller, NCR and Medix;

      (e) Seller, NCR and Medix shall have furnished Purchaser with copies of all consents or resolutions adopted or executed by Seller, NCR and Medix in connection with such actions, certified by the Secretary of Seller, NCR and Medix;

      (f) There shall have been no event or change occurring between the execution of this Agreement and the Closing which in the aggregate may be deemed to have an adverse effect on the business, operations, financial condition or properties of the Business which is material to purchaser as purchaser of the Assets;

      (g) There shall be no actions, proceedings or inves-tigations pending or threatened against Seller, NCR or Medix or its officers or directors before any court, any administrative agency or administrative officer or executive. Seller shall have delivered to Purchaser at or prior to the Closing, the instruments required under Sections 3.8 and 3.9;

      (h) Seller shall have obtained, or caused to be obtained, and shall have delivered to Purchaser, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Assets, pursuant to the provisions of any agreement, arrangement or undertaking of or affecting Seller, NCR, Medix, STAT or Ellis or any license, franchise or permit of or affecting Seller, NCR, Medix, STAT or Ellis;

      (i) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained by Seller, NCR and Medix (excepting filing required by Purchaser pursuant to applicable securities laws);

      (j) Purchaser shall not have discovered any fact or circumstance existing as of the date of this Agreement or as of the Closing Date which has not been disclosed to Purchaser as of this date of this Agreement (or as of the Closing Date) regarding the Business, Assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of Seller which is, individually or in the aggregate with other such facts and circumstances, materially adverse to Seller or the value of the Assets;

      (k) There shall have been no damage, destruction or loss of or to any of the Assets, whether or not covered by insurance, which in the aggregate, has or would be reasonably likely to have a material adverse effect on Seller;

      (l) Seller, NCR and Medix, and Seller's Principals shall have executed and delivered to Purchaser their Non-Competition Agreements in the form annexed hereto as Exhibit 8.2(e);

      (m) Seller shall have obtained and delivered to Purchaser at or prior to the closing the written consent from Montefiore Medical Center and Beth Abraham Home for the assignment to Purchaser of the contract between each of them and Seller, NCR, Medix, STAT or Ellis for the provision of services or staff, and for the transfer to Purchaser of their patients receiving home care service from Seller, and such assignments shall be executed by Seller and delivered to Purchaser at the Closing.

      (n) Seller shall have obtained and delivered to Purchaser at or prior to the closing releases and duly executed UCC-3 forms in duplicate for all liens and security agreements affecting Seller, NCR, Medix, STAT or Ellis, or affecting any of the Assets, including but not limited to liens in favor of Paxxon Services, Inc., Ellis Home Care Services, Inc., HealthPartners Funding, L.P. and HCFP Funding, Inc. Said UCC-3 forms either to terminate such liens or to subordinate or modify the liens so as not to prevent or interfere with the transaction contemplated by this Agreement, and to be inform reasonably satisfactory to Purchaser's counsel.

      (o) Seller shall have delivered to Purchaser at or prior to the closing personnel files for all employees of the Business, containing all current documentation required by the Public Health Law and the regulations of the Department of Health of New York State Section 505.14 of the social services regulations, and any other law or regulations of any governmental body having jurisdiction over or applicable to the Business including, but not limited to, valid certificates substantiating the professional or paraprofessional status of each employee, I-9 forms, reports of medical examination and inoculations, references, records of in-service training and performance evaluations.

8.3 WAIVER OF CONDITIONS PRECEDENT. Purchaser or Seller may waive any or all of the conditions precedent for each of their respective benefits set forth in this Section, either prospectively or retroactively, by giving written notice of such waiver to the other party or parties. No waiver of any condition precedent pursuant to this Section shall, unless otherwise expressly stated in such written notice of waiver, extend to any other covenant or agreement contained herein or to any other condition precedent.

8.4 REMEDIES OF PURCHASER. If Purchaser has satisfied all conditions set forth in Section 8.1 or offers to satisfy them at the Closing (except for any such conditions that have been waived by Seller), and if Seller fails or refuses to close the transaction contemplated hereby, Purchaser shall have the right to specific performance of this Agreement, and to injunctive relief to prevent the sale by Seller to any other person or entity of the Assets, or any of them or the sale or transfer of the securities of Seller, NCR or Medix; and Seller, NCR and Medix shall be liable to Purchaser for liquidated damages of $100,000. Seller, NCR and Medix agree that said amount is reasonable in the circumstances and that liquidated damages are appropriate in view of the fact that Purchaser will sustain substantial damages if Seller fails or refuses to consummate the transaction, but that it will be very difficult to measure the damages of Purchaser. Said remedies shall not be exclusive of each other or of any other remedies available to Purchaser at law or in equity.

8.5 REMEDIES OF SELLER. (a) If Seller has satisfied all conditions set forth in Section 8.2 or offers and is able to satisfy them at the Closing (except for any such conditions that have been waived by Purchaser), and if Purchaser fails or refuses to close the transaction contemplated hereby, Seller shall have the right to specific performance of this Agreement; and Purchaser shall be liable to Seller for liquidated damages of $100,000 it being agreed by Purchaser that said amount is reasonable in the circumstances and that liquidated damages are appropriate in view of the fact that Seller will sustain substantial damages if Purchaser fails or refuses to consummate the transaction, but that it will be very difficult to measure the damages of Seller. Said remedies shall not be exclusive of each other or of any other remedies available to Seller at law or in equity;

      (b) Purchaser and Seller have scheduled the Closing of this transaction for September 14, 1998 at 10:00 a.m. If Seller has satisfied all conditions set forth in Section 8.2 or offers and is able to satisfy at the Closing all remaining conditions (except for any such conditions that have been waived by Purchaser) and if the Closing Date is adjourned at Purchaser's sole request, Purchaser shall pay to Seller the sum of $5,000.00 for each business day of delay caused by Purchaser to compensate for any expense and inconvenience that may be sustained by Seller by reason of such adjournment.

9.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

9.1 The representations, warranties, covenants and agreements made by the respective parties in this Agreement or in any certificate executed and delivered in connection with the transactions contemplated hereby shall survive the Closing for a period of fifteen (15) months following the Closing, except that representations as to Taxes or claims by Medicare or Medicaid shall survive without limit as to time. All covenants, agreements, representations and warranties made herein or pursuant shall be deemed to be material and to have been relied upon by the parties, notwithstanding any investigation heretofore or hereafter made by or on behalf of the parties prior to the Closing or any knowledge of any breach or other event which is obtained or learned prior to the Closing.

10.  INDEMNIFICATION

10.1 INDEMNIFICATION.

      (a) Seller, NCR and Medix jointly and severally agree to indemnify Purchaser in respect of, and hold Purchaser harmless against, any and all damages, claims, deficiencies, losses, and expenses (including, without limitation, legal and investigation costs and other fees) in attempting to avoid the same or in defending against the same) (collectively "Damages") resulting from:

      (i) any misrepresentation, breach of warranty, or non-fulfillment or failure to perform any covenant or agreement on the part of Seller, NCR or Medix made as a part of or contained in this Agreement or any Schedule or Exhibit annexed hereto or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby,

    (ii) any liabilities of Seller, NCR, Medix STAT or Ellis arising or attributable to any period prior to the Closing, including, in addition to any and all other liabilities, any adverse judgment or order that may result from litigation, excepted from Section 3.8 hereof.

   (iii) the operation of the Business by Seller, NCR, Medix, STAT or Ellis prior to the Closing or affecting the business or the assets.

      (b) Purchaser agrees to indemnify Seller, NCR and Medix in respect of, and hold Seller, NCR and Medix harmless against, any and all Damages resulting from:

      (i) any misrepresentation, breach of warranty, or non-fulfillment or failure to perform any covenant or agreement on the part of Purchaser made as a part of or contained in this Agreement or any Schedule or Exhibit annexed hereto or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby; and

    (ii) Purchaser's operation of the Business after the Closing.

10.2 PURCHASER'S RIGHT OF OFFSET. Purchaser shall have the right to offset against the sum due under Promissory Note B, any obligations to Purchaser for Damages (subject to the $5,000 exclusion contained in Section 10.3 hereof) pursuant to the Indemnification set forth in Section 10.1(a) hereof and any claims by creditors or others against or affecting the Business or the Assets which are asserted on or before the maturity date of Promissory Note B. Promissory Note B shall be endorsed with a legend that it is subject to this right of offset and it shall be held in escrow by Purchaser's attorney. On the maturity date of Note B, such Note or the amended or replacement Note B, as appropriate, shall be released from escrow and delivered to Seller, with the principal amount reduced by the aggregate of any offsets and adjustments permitted by this Agreement and any then outstanding claims.

10.3 LIMITATION OF LIABILITY. Neither party shall be liable to the other party to this Agreement except to the extent that the aggregate amount of Damages for which they would otherwise (but for this provision) be liable under this Section, net of any related insurance payments actually collected, exceeds in the aggregate the sum of $5,000.00 and then only to the extent of such excess.

10.4 OTHER RIGHTS AND REMEDIES NOT AFFECTED.. The indemnification rights of the parties under this Section are independent of and in addition to such rights and remedies as the parties may have a law or in equity or otherwise for any misrepresentations, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

11.   CLOSING

11.1 CLOSING. The closing of this Agreement (the "Closing") shall take place on or about September 14, 1998 at the office of Purchaser, Premier Home Health Care Services, Inc., 199 Main Street, White Plains, New York 10601 or, at Purchaser's option, at the office of the attorneys for Purchaser, Halpern & Pasternack, P.C., 100 Ring Road West, Suite 105, Garden City, New York 11530, or at such other place as the parties may agree.

11.2 SELLER, NCR'S AND MEDIX'S DELIVERIES AT CLOSING. At the Closing, Seller, NCR, and Medix, will deliver the following documents to the Purchaser, all of which shall be reasonably satisfactory in form and substance to the Purchaser and its counsel:

      (a) Bill of Sale for the specific Assets in the form attached to this Agreement.

      (b) All consents, approvals and authorizations, all notices and all registrations and filings required to be obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which Seller, NCR or Medix is subject, bound or a party, or by which Seller, NCR or Medix or any of its properties is bound or subject, in each case which is required to permit the consummation of the transactions contemplated by the Agreement without contravention, violation or breach by Seller, NCR or Medix of any of the terms thereof.

      (c) Certificates of good standing for Seller, NCR, and Medix, from the Secretary of the State of Colorado and, with respect to Seller, NCR, STAT and Ellis, the Secretary of State of New York, dated not earlier than sixty days prior to the Closing Date.

      (d) Certified copy of resolutions of the Board of Directors and the shareholders of Seller, NCR, and Medix, authorizing, inter alia, the execution and delivery of this Agreement, the sale of the Assets and the Business to Purchaser and the other transactions contemplated under this Agreement.

      (e) Such business records related to the Assets and the Business as may be reasonably requested by the Purchaser, including, without limitation, employee and personnel files and applications, patient files, plans of care, payroll, tax related records and financial data.

      (f) Officer's Certificate in the form attached as Exhibit C to this Agreement.

      (g) Such other documents, instruments, certificates and agreements, as Purchaser and its counsel may reasonably request.

11.3 PURCHASER'S DELIVERIES AT CLOSING. At the Closing, Purchaser shall deliver the following documents to Seller, NCR and Medix, all of which shall be in a form reasonably acceptable to Seller, NCR and Medix and their counsel:

      (a)   Immediately   available   funds  in  the   amount   of   $1,000,000,
            representing a portion of the Purchase Price.

      (b) Promissory Note "A".

      (c)   Promissory  Note "B" to be delivered and held in escrow  pursuant to
            Section 10.2.

      (d) Certificate of good standing for Purchaser, dated as of a date not more than 30 days prior to the date of Closing, from the Secretary of State of the State of New York.

      (e) Certified copy of resolutions of the Board of Directors of Purchaser authorizing, inter alia, the execution and delivery of this Agreement and the Notes, the purchase of the Assets, and the other transactions contemplated hereby.

      (f) Officer's Certificate in the form attached as Exhibit C to this Agreement.

      (g)   Such  other  documents,  instruments,  certificates  and  agreements
            including   without   limitation,   and  as  are  necessary  to  the
            consummation of the transactions contemplated hereby.

12.  MISCELLANEOUS

12.1 NOTICE. All notices and communications required or permitted to be given hereunder shall be in writing, signed by the sender, and delivered by personal delivery overnight courier service or by registered mail to:

      IF TO SELLER, NCR OR MEDIX:

      Medix Resources, Inc.
      Attn:  John P. Yeros, President
      7100 East Bellevue Avenue, Suite 301
      Engelwood, CO  80111
      Fax No. (303) 741-0308

      WITH A COPY TO:

      Lyle Stewart, Esq.
      3731 South Quebec Street
      Denver, CO  80237
      Fax No. (303) 267-0922

      IF TO PURCHASER:

      Premier Home Health Care Services, Inc.
      Attn:  Arthur Schwabe, Jr., President
      199 Main Street
      White Plains, NY  10601
      Fax No. (914) 428-2404




      WITH A COPY TO:

      Halpern & Pasternack, P.C.
      Attn:  Gerald P. Halpern, Esq.
      100 Ring Road West, Suite 105
      Garden City, NY  11530
      Fax No. (516) 739-2230

or such other address as shall have been furnished in writing. Receipt by, or filing with, the respective parties of any communications shall be deemed to have occurred for the purpose of this Agreement, when personally delivered, or on the next business day if sent by overnight courier, or two days after deposit thereof, postage prepaid, properly addressed, in the United States mail, with a copy sent by facsimile.

12.2 ENTIRE AND SOLE AGREEMENT. This Agreement, including all Exhibits and Schedules (which by this reference shall incorporate herein all such Exhibits and Schedules as if more fully set forth herein), constitutes the entire agreement between the parties and as of Closing supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. After Closing, neither party shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth or referred to in this Agreement or in the Schedules, Exhibits, certificates or documents delivered in connection herewith or referred to herein.

12.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties and the heirs, personal representatives, executors and assigns of Seller, NCR and Medix. This Agreement may not be assigned by any party without the prior express written consent of the other parties.

12.4 EXPENSES. Each party shall be solely responsible for payment of all expenses incurred by it in connection with the consummation of this Agreement and the transactions contemplated hereunder, except as otherwise provided herein. None of Seller, NCR's or Medix's expenses with respect to this transaction shall be charged to the Business or shall otherwise reduce the Assets.

12.5 SALES TAXES. Seller, NCR and Medix jointly and severally agree to and shall at the Closing pay all New York and other state or local taxes in connection with this transaction and shall indemnify Purchaser against any liability for any such taxes.

12.6 SEVERABILITY. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately, from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

12.7  GOVERNING  LAW.  This  Agreement   shall  be  construed  and  enforced  in
      accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles.

12.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

12.9 AMENDMENTS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing.

12.10 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of the parties, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

12.11 HEADINGS. The headings in this Agreement are for purposes of convenience and easy reference only and shall not limit or otherwise affect the meaning hereof.

12.12 DISPUTES. In the event of any dispute which arises between the parties and which relates to the subject matter of this Agreement, the parties acknowledge and agree that any such dispute shall be submitted for binding arbitration in Westchester County, New York, in accordance with the Commercial Arbitration Rules established by the American Arbitration Association or, if such association is not then in existence, an independent association of arbitrators which may be designated by agreement of the parties. In the event the parties are unable to agree on an independent association of arbitrators from which arbitrators may be drawn, either party may apply to the Supreme Court, Westchester County, for appointment of arbitrators; however, such application will only be made in the event the American Arbitration Association is not then in existence. The arbitrator(s) shall make detailed written findings to support their award. The prevailing party in any such arbitration proceeding shall be awarded such costs and expenses (including reasonable attorney's fees and expert witness fees) as were incurred by the prevailing party as a result of the institution and prosecution of the arbitration proceeding and to enter judgment upon any such award or to enforce such award or judgment, including appellate proceedings. The parties expressly submit to the jurisdiction of the Supreme Court, Westchester County, for any such proceedings.

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first written above.


PREMIER HOME HEALTH CARE                  J.J. CARE RESOURCES,
SERVICES, INC., PURCHASER                 INC., SELLER


BY:                                       BY:
    President                                 President
MEDIX RESOURCES, INC.                     NATIONAL CARE RESOURCES-
  NEW YORK, INC.


BY:                                       BY:
    President                                 President

CONFIRMED AS TO SECTION 7.2



     JOHN P. YEROS